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The following table sets forth the name and jurisdiction of         EXHIBIT 21
incorporation of the Registrant's significant subsidiaries.         (1996 10-K)
All subsidiaries are 100% owned except as noted.


                                                             Jurisdiction of
Name of Subsidiary                                           Incorporation
------------------                                           -----------------
UNITED STATES:
Applied Power Investments II Inc.                            Nevada
Barry Wright Corporation                                     Massachusetts
CalTerm, Inc.                                                Nevada
CalTerm Taiwan, Inc.                                         Nevada
GB Electrical, Inc.                                          Wisconsin
New England Controls, Inc.                                   Connecticut
Wright Line Inc.                                             Massachusetts

OUTSIDE THE UNITED STATES:
AIC (Hong Kong) Ltd. (49%)                                   Hong Kong
AP International Corporation                                 Barbados
APITECH Hydraulic GmbH                                       Germany
Applied Power Asia Pte. Ltd.                                 Singapore
Applied Power Australia Limited                              Australia
Applied Power Canada Ltd.                                    Ontario, Canada
Applied Power do Brasil Equipamente Ltda.                    Brazil
Applied Power Europa B.V.                                    Netherlands
Applied Power Europe S.A.                                    France
Applied Power Export Corp.                                   US Virgin Islands
Applied Power (Far East) Ltd.                                Japan
Applied Power Finance B.V.                                   Netherlands
Applied Power GmbH                                           Germany
Applied Power Holding GmbH                                   Germany
Applied Power Hytec Sdn. Bhd.                                Malaysia
Applied Power International, S.A.                            France
Applied Power International, S.A.                            Switzerland
Applied Power Italiana S.p.A.                                Italy
Applied Power Japan, Ltd.                                    Japan
Applied Power Korea Ltd.                                     South Korea
Applied Power (Mexico) S.A. de C.V.                          Mexico
Applied Power Moscow                                         CIS
Applied Power New Zealand Limited                            New Zealand
Barry Controls GmbH                                          Germany
Barry Controls U.K. Ltd.                                     United Kingdom
Enerpac Asia Pte. Ltd.                                       Singapore
Enerpac B.V.                                                 Netherlands
Enerpac Hydraulic Technology (India) Pte. Ltd.               India
Enerpac Ltd.                                                 United Kingdom
Enerpac S.A.                                                 France
Matairco/Hydro-Air, S.A.                                     France
Norelem S.A.                                                 France
Power-Packer do Brasil Ltd.                                  Brazil
Power-Packer Espana, S.A.                                    Spain
Power-Packer Europa B.V.                                     Netherlands
Shanghai Blackhawk Machinery Co. Ltd.                        China


All of the foregoing subsidiaries are included in the consolidated financial statements filed herewith.